                                                                   EXHIBIT 99(c)




                                CREDIT AGREEMENT

                           DATED AS OF JULY 31, 1995


                           COMSTOCK RESOURCES, INC.,

                           COMSTOCK OIL & GAS, INC.,

                      COMSTOCK OIL & GAS - LOUISIANA, INC.

                        COMSTOCK OFFSHORE ENERGY, INC.,

                             THE BANKS PARTY HERETO

                                      AND

                               NBD BANK, AS AGENT

                               TABLE OF CONTENTS


SECTION 1.              Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        1.1       Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        1.2       Other Definitions; Rules of Construction  . . . . . . . . . . . . . . . . . . . . .  12


SECTION 2.              The Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                        2.1       Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


SECTION 3.              The Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                        3.1       Disbursement of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                        3.2       Conditions of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                        3.3       Letter of Credit Reimbursement Payments.  . . . . . . . . . . . . . . . . . . . . .  17


SECTION 4.              Payment and Prepayment; Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        4.1       Principal Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        4.2       Interest Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                        4.3       Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                        4.4       Payment Method  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                        4.5       No Setoff or Deduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                        4.6       Payment on Non-Business Day; Payment Computations . . . . . . . . . . . . . . . . .  22
                        4.7       Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


SECTION 5.              Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                        5.1       Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                        5.2       Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        5.3       Additional Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .  24


SECTION 6.              Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        6.1       Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        6.2       Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        6.3       Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                        6.4       Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                        6.5       Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                        6.6       Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                        6.7       Financial Condition.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                        6.8       Use of Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        6.9       Security Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        6.10      Consents, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        6.11      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION                                                                                                              PAGE

                        6.12      Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        6.13      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        6.14      Environmental and Safety Matters  . . . . . . . . . . . . . . . . . . . . . . . . .  27
                        6.15      Direct Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        6.16      Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        6.17      Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28


SECTION 7.              Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        7.1       Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                                  (a)       Preservation of Corporate Existence, Etc  . . . . . . . . . . . . . . . .  29
                                  (b)       Compliance with Laws, Etc   . . . . . . . . . . . . . . . . . . . . . . .  29
                                  (c)       Maintenance of Properties; Insurance  . . . . . . . . . . . . . . . . . .  29
                                  (d)       Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                  (e)       Access to Records, Books, Etc   . . . . . . . . . . . . . . . . . . . . .  32

                        7.2       Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                                  (a)       Current Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                                  (b)       Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                                  (c)       Debt Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                  (d)       Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                  (e)       Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                  (f)       Merger; Acquisitions; Etc.  . . . . . . . . . . . . . . . . . . . . . . .  34
                                  (g)       Disposition of Assets; Etc  . . . . . . . . . . . . . . . . . . . . . . .  35
                                  (h)       Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                                  (i)       Investments, Advance and Advances,
                                            Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . .  35
                                  (j)       Dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                                  (k)       Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . .  36
                                  (l)       General and Administrative Expenses   . . . . . . . . . . . . . . . . . .  36


SECTION 8.              Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                        8.1       Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                        8.2       Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                        8.3       Distribution of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                        8.4       Letter of Credit Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40





CREDIT AGREEMENT                                                       Page ii

SECTION                                                                                                              PAGE

SECTION 9.              The Agent and the Banks.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                        9.1       Appointment of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                        9.2       Scope of Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                        9.3       Duties of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                        9.4       Resignation of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                        9.5       Pro Rata Sharing by Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                        9.6       Determination of Borrowing Base, Etc  . . . . . . . . . . . . . . . . . . . . . . .  42


SECTION 10.             Miscellaneous.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                        10.1      Amendments; Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                        10.2      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                        10.3      Conduct No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . .  43
                        10.4      Reliance on and Survival of Various Provisions  . . . . . . . . . . . . . . . . . .  44
                        10.5      Expenses; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                        10.6      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                        10.7      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                        10.8      Table of Contents and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                        10.9      Construction of Certain Provisions  . . . . . . . . . . . . . . . . . . . . . . . .  49
                        10.10     Integration and Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                        10.11     Interest Rate Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                        10.12     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                        10.13     Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                        10.14     Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                        10.15     Jury Trial Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                        10.16     Joint and Several Obligations;
                                  Contribution Rights; Savings Clause . . . . . . . . . . . . . . . . . . . . . . . .  51
                        10.17     Consents to Renewals, Modifications
                                  and Other Actions and Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                        10.18     Waivers, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                        10.19     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54





CREDIT AGREEMENT                                                       Page iii

EXHIBIT

                        A . . . . . . . . . . . .  Consent and Amendment of Security Documents
                        B . . . . . . . . . . . .  Revolving Credit Note
                        C . . . . . . . . . . . .  Term Note
                        D . . . . . . . . . . . .  Request for Loan
                        E . . . . . . . . . . . .  Assignment and Acceptance
                        F . . . . . . . . . . . .  Assumption Agreement


SCHEDULES

                        6.4 . . . . . . . . . . .  Subsidiaries
                        7.2(d)  . . . . . . . . .  Permitted Indebtedness
                        7.2(e)  . . . . . . . . .  Permitted Liens
                        7.2(i)  . . . . . . . . .  CRI Guaranteed Indebtedness





CREDIT AGREEMENT                                                       Page iv

                                CREDIT AGREEMENT


                 THIS AGREEMENT, dated as of July 31, 1995, is among COMSTOCK RESOURCES, INC. a Nevada corporation ("CRI"), COMSTOCK OIL & GAS, INC., a Nevada corporation ("COG"), COMSTOCK OIL & GAS - LOUISIANA, INC., a Nevada corporation ("COGL"), COMSTOCK OFFSHORE ENERGY, INC., a Delaware corporation ("COE") (CRI, COG, COGL and COE may hereinafter collectively be referred to as the "Borrowers"), the lenders party hereto from time to time (collectively, the "Banks" and individually, a "Bank") and NBD BANK, formerly known as NBD Bank, N.A., as agent for the Banks (in such capacity, the "Agent").


                                    RECITALS

                 A. The Borrowers, the Banks and the Agent are parties to a Credit Agreement dated September 30, 1994, as amended (the "Existing Credit Agreement"), which amended and restated a Credit Agreement dated as of November 15, 1993, as amended.

                 B. The Borrowers have requested that the Banks amend and restate the Existing Credit Agreement as herein provided, replacing and refinancing the indebtedness thereunder and certain other indebtedness, with a secured credit facility providing for revolving credit loans in the aggregate principal amount of $100,000,000 and a term loan in the aggregate principal amount of $10,000,000 in order to provide bridge financing for the Borrowers' acquisition of properties from Sonat Exploration Company, and the Banks are willing to establish such a credit facility and term loan in favor of the Borrowers and amend and restate the Existing Credit Agreement on the terms and conditions herein set forth.


                                   AGREEMENT

                 In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Existing Credit Agreement shall be amended and restated as follows:

                 SECTION 1.       DEFINITIONS

                 1.1 Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                 "Adjusted Future Net Income-PV" shall mean, at any date, an amount equal to 67.5% of the present value of Future Net Income (discounted at a discount rate determined by the Agent) determined by the Agent.

                 "Adjusted Prime Rate" shall mean the per annum rate equal to the sum of (a) (i) with respect to Revolving Credit Loans and any other amounts owing hereunder other than the Term Loan, one and one-half percent (1-1/2%) per annum, and (ii) with respect to the Term Loan, four percent (4%) per annum, plus (b) the greater of (i) the per annum rate announced by the Agent from time to time as its "prime rate", which "prime rate" may not be the lowest rate charged by the Agent to any of its customers but will be its only published prime rate, and (ii) the sum of one-half percent (1/2%) per annum plus the Federal Funds Rate, such Adjusted Prime Rate to change simultaneously with any change in such "prime rate" or Federal Funds Rate, as the case may be;

all as conclusively determined in good faith by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of 1/100 of 1%.

                 "Advances" shall mean the Loans and the Letter of Credit Advances.

                 "Advance Date" shall mean each date for the making of an Advance as specified in the notice delivered by the Borrowers, or any of them, under Section 3.1 and permitted by this Agreement.

                 "Affiliate", when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person or any other person which is owned 5% or more by such person or any Subsidiary or other Affiliate of such person.
For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or otherwise.

                 "Bank Obligations" shall mean all indebtedness, obligations and liabilities, whether now or hereafter arising, of the Borrowers to the Agent or any Bank pursuant to any of the Loan Documents.

                "Borrowing Base" shall mean an amount equal to the difference of





CREDIT AGREEMENT                                                       Page 2

                          (a)     the present value of the Future Net Income
(discounted at the Discount Rate) times a fraction determined by the Agent (or by each of the Banks as described in Section 9.6) based on the Agent's or each Bank's, as the case may be, customary and standard practices in lending to oil and gas companies generally, including without limitation their standard engineering criteria and oil and gas lending criteria (and it is acknowledged and agreed that such customary and standard practices, including without limitation such engineering criteria and oil and gas lending criteria, shall be determined by the Agent and each Bank, as the case may be, in their sole discretion, and such determination shall be conclusive and binding), minus

                          (b)     an amount cumulatively determined, equal to
$1,060,000 per month for the period from and including September 1, 1995 to and including March 1, 1996 or such later date on which the reevaluation of the Borrowing Base is completed pursuant to the terms of this Agreement, and subsequent monthly reductions will also be made and such reductions may be adjusted by the Majority Banks upon such reevaluation. The Borrowing Base as of the Effective Date is $70,000,000.

                 "Business Day" shall mean any day other than a Saturday or Sunday or other day on which the Agent or any Bank is not open for transaction of substantially all of its banking functions.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

    "CMC" shall mean Comstock Management Corporation, a Nevada corporation.

                 "CNG" shall mean Comstock Natural Gas, Inc., a Nevada corporation.

                 "CNG/CRI Guaranty Formula" shall mean, as of any date, the sum of (a) an amount equal to 70% of the amount of Eligible CNG Accounts Receivable (other than those described in clause (b)) plus (b) an amount equal to 90% of the amount of Eligible CNG Accounts Receivable supported by letters of credit confirmed by a financial institution acceptable to the Agent in its reasonable discretion; provided, that, the amount of Eligible CNG Accounts Receivable described in this clause (b) included in the CNG Borrowing Base may not exceed 50% of the aggregate amount of Eligible CNG Accounts Receivable.

                 "Collateral" shall have the meaning ascribed thereto in
Section 5.1(a) hereof.

                 "Commitments" shall mean, with respect to each Bank, the commitment of each such Bank to make Revolving Credit Advances pursuant to
Section 2.1(a), in amounts not exceeding in aggregate principal amount outstanding at any time the respective revolving credit commitment amount for each Bank set forth next to the name of each such Bank on the signature pages hereof or established pursuant to Section 10.6, as the case may be, as such amount may be reduced from time to time pursuant to Section 2.1(a).





CREDIT AGREEMENT                                                       Page 3

                 "Consent and Amendment of Security Documents" shall mean the consent and amendment of security documents entered into by the Borrowers, the Guarantors and the Agent pursuant to this Agreement in substantially the form of Exhibit A, as amended or modified from time to time.

                 "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amount signified by such term for all such Persons determined on a consolidated basis and in accordance with generally accepted accounting principles.

                 "Consolidated Adjusted Cash Flow" shall mean, for any period, the Consolidated Net Income for such period taken as a single accounting period, plus, to the extent deducted in determining such Consolidated Net Income, all depreciation, amortization and depletion expense, and other non cash charges, provided that in determining Consolidated Net Income as used in this definition the following shall be excluded, without duplication: (a) the income of any Person accrued prior to the date such Person is merged into or consolidated with a Borrower or such Person's assets are acquired by a Borrower, (b) the proceeds of any insurance policy, (c) gains or losses from the sale, exchange, transfer or other disposition of property or assets of any Borrower and related tax effects in accordance with GAAP and (d) any extraordinary or non-recurring gains of any Borrower, and related tax effects in accordance with GAAP.

                 "Consolidated Net Income" shall mean, for any period, the net income of CRI and its Subsidiaries for such period, determined in accordance with GAAP, minus, to the extent not deducted from such net income, the amount of allowable cash dividends paid during such period on the 1994 Preferred Stock and on the 1995 Preferred Stock.

                 "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business and indemnifications typical and customary in the ordinary course of such person's oil and gas business in connection with operating agreements and other agreements executed in the ordinary course of such person's oil and gas business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                 "CPI" shall mean Crosstex Pipeline, Inc. a Texas corporation.

                 "Current Assets" and "Current Liabilities" shall mean all assets or liabilities of CRI and its Subsidiaries, on a consolidated basis respectively, which should be classified as current assets and current liabilities in accordance with GAAP; provided that the calculation of





CREDIT AGREEMENT                                                       Page 4

Current Assets shall not include receivables of the Borrowers owing by any Affiliate in excess of 90 days or subject to any dispute or offset or otherwise unacceptable, advances by the Borrowers to any Affiliate or any asset classified as a Current Asset solely because it is held for sale, and Current Liabilities shall not include any Revolving Credit Loans.

                 "Default" shall mean any Event of Default or any event or condition which might become an Event of Default with notice or lapse of time or both.

                 "Discount Rate" shall mean the discount rate determined from time to time by the Agent or, in the case of each Bank calculating the Borrowing Base pursuant to Section 9.6, by such Bank in its own calculation.

 "Dollars" and "$" shall mean the lawful money of the United States of America.

                 "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

                 "Eligible CNG Accounts Receivable" shall mean, as of any date, those trade accounts receivable owned by CNG which are payable in Dollars, valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, including without limitation rebates and advertising allowances receivable, owing, granted, outstanding, available or claimed, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of CNG in the ordinary course of business, (b) that is more than 30 days past due, (c) that is subject to any known dispute, contra-account, defense, offset or counterclaim or any lien, encumbrance or security interest, (d) that is payable by any person located outside the United States (which shall not be deemed to include any territories of the United States) and is not supported by a letter of credit issued by banks acceptable to the Agent in its reasonable discretion, (e) that is payable by the United States or any of its departments, agencies or instrumentalities, (f) that is payable by any person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (g) which is evidenced by a promissory note or other instrument, (h) that is payable by any person, the aggregate accounts owing to CNG aggregate, are in excess of 10% of all Eligible CNG Accounts Receivable, or (i) for which the prospect of payment or performance is or will be impaired as determined by the Agent in its reasonable discretion.





CREDIT AGREEMENT                                                       Page 5

                 "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with any successor statute thereto and the regulations thereunder.

                 "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which (i) together with the Borrowers or any Subsidiary, would be treated as a single employer under Section 414(b) or (c) of the Code or (ii) for purposes of liability under Section 412(C)(11) of the Code, the lien created under Section 412(n) of the Code or for a tax imposed for failure to meet minimum funding standards under Section 4971 of the Code, a member of the same affiliated service group (within the meaning of Section 401(m) of the Code) as the Borrowers or any Subsidiary, or any other trade or business described in clause (i) above.

                 "Event of Default" shall mean any of the events or conditions described in Section 8.1.

                 "Federal Funds Rate" shall mean a per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid or payable by the Agent in its regional federal funds market for overnight borrowing from other banks.

                 "Funded Indebtedness" of any person shall mean, as of any date, all Indebtedness of such person which by its terms has a final maturity, duration or payment date more than one year from the date such Indebtedness was originally incurred (including any such Indebtedness having a final maturity, duration or payment date within one year from such date which, pursuant to the terms of a revolving credit or similar agreement or otherwise, may be renewed or extended for more than one year form such date, whether or not thereto fore renewed or extended).

                 "Future Net Income" shall mean the aggregate amount of Net Income from Oil and Gas Interests reasonably estimated by any Bank (such estimate to be conclusive and binding) as of 7:00 a.m. on the date of any determination to be receivable by the Borrowers in the future.

                 "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 6.7 hereof.





CREDIT AGREEMENT                                                       Page 6

                 "Guarantor" shall mean each present and future Subsidiaries of any of the Borrowers (other than any Borrower and Comstock DR-II Oil and Gas Acquisition Limited Partnership).

                 "Guaranty" shall mean each guaranty of each Guarantor delivered at any time pursuant to Section 5.2.

                 "Hydrocarbons" shall mean oil, gas casinghead, gas, drip gasoline, natural gas and condensates and all other liquid or gaseous hydrocarbons.

                 "Indebtedness" of any person shall mean, as of any date, (a) all obligations of such Person for borrowed money, (b) all obligations which are secured by any lien or encumbrance existing on property owned by such Person whether or not the obligation secured thereby shall have been assumed by such Person, other than those obligations which are incurred in the ordinary course of business and are not required to be shown as a liability on a balance sheet in accordance with GAAP, (c) all obligations as lessee under any lease which, in accordance with GAAP, is or should be capitalized on the books of the lessee, (d) the deferred purchase price for goods, property or services acquired by such Person, and all obligations of such Person to purchase such goods, property or services where payment therefore is required regardless of whether or not delivery of such goods or property or the performance of such services is ever made or tendered, other than unsecured trade payables incurred in the ordinary course of business (e) all obligations of such Person to advance funds to, or to purchase property or services from, any other Person in order to maintain the financial condition of such Person, (f) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of termination), and (g) all obligations of such person or of others for which such person is contingently liable, as guarantor, surety or in any other similar capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the condition, financial or otherwise, of such other person.

                 "Interest Payment Date" shall mean the last Business Day of each month, commencing with the first such day after the Effective Date, and the Termination Date.

                 "Letter of Credit" shall mean a standby letter of credit having a stated expiry date not later than twelve months after the date of issuance and not later than the fifth Business Day before the Termination Date, issued by the Agent on behalf of the Banks for the account of the Borrowers under an application and related documentation acceptable to the Agent requiring, among other things, immediate reimbursement by the Borrowers to the Agent in respect of all





CREDIT AGREEMENT                                                       Page 7
drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto.

                 "Letter of Credit Advance" shall mean any issuance of a Letter of Credit pursuant to this Agreement in which each Bank acquires a pro rata risk participation.

                 "Letter of Credit Documents" shall have the meaning ascribed thereto in Section 3.3(b)(i).

                 "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

                 "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, the environmental certificate and any other agreement, instrument or document executed at any time pursuant to, in connection with, or otherwise relating to this Agreement.

                 "Loans" mean the Revolving Credit Loans and the Term Loan.

                 "Majority Banks" shall mean Banks holding not less than 66% of the aggregate principal amount of the Loans then outstanding (or 66% of the Commitments if no Loans are then outstanding).

                 "Material Adverse Effect" shall mean a material adverse effect on (a) the business, property, operations or conditions, financial or otherwise, of the Borrowers and the Guarantors on a consolidated basis, (b) the ability of any Borrower or any Guarantor to perform its obligations under this Agreement, any Note or any Security Document or (c) the validity or enforceability or the rights and remedies of the Agent or any Bank under this Agreement, any Note or any Security Document.

                 "Maturity Date" means with respect to the Term Loan, the first anniversary of the date such Term Loan is made, which in any event shall be no later than July 31, 1996.

                 "Mortgages" shall have the meaning ascribed thereto in Section 5.1.

                 "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                 "Net Income from Oil and Gas Interests" shall mean the aggregate of the net proceeds payable to any Borrower from the sale of Hydrocarbons attributable to Proved Developed Reserves owned by such Borrower which are part of the Collateral and in which the





CREDIT AGREEMENT                                                       Page 8

Agent, for the benefit of the Banks, has a first priority, perfected and enforceable lien and security interest, such net proceeds to be determined by subtracting from such proceeds the aggregate of all costs and expenses incurred in connection with the production and sale of such Hydrocarbons and the generation of such revenues, including without limitation: (i) all producing and operating costs, including expenses of development, extraction, treatment, maintenance, processing, handling, storage, marketing, transportation, delivery, environmental remediation (if any) and sale, but excluding all overhead of such Borrower, whether attributable thereto or otherwise; (ii) all taxes imposed or assessed with respect to, or measured by, or charged against or attributable to, such oil and natural gas, including all applicable mineral, severance, ad valorem, windfall profits, and property taxes; (iii) capital expenditures incurred in connection with such production and sale; (iv) all royalties, overriding royalties, production payments and other burdens, charges or fees to which such Hydrocarbons, revenues or any interest therein may be subject; and (v) such other costs, expenses or other amounts deducted by the Agent or any Bank, as the case may be, in accordance with its customary and standard practices in lending to oil and gas companies.

                 "1995 Preferred Stock" shall mean the 1,500,000 shares of Series 1995 Convertible Preferred Stock issued by CRI.

                 "1994 Preferred Stock" shall mean the 600,000 shares of Series 1994 Convertible Preferred Stock issued by CRI and the 1,000,000 shares of 1994 Series B Convertible Preferred Stock Issued by CRI.

                 "Notes" means the Revolving Credit Notes and the Term Notes.

                 "Oil and Gas Interests" shall mean all leasehold interests, mineral fee interest, overriding royalty and royalty interests, net revenue and net working interest and all other rights and interests relating to Hydrocarbons, including without limitation any reserves thereof.

                 "Overdue Rate" shall mean a rate per annum that is equal to the sum of three percent (3%) per annum plus the Adjusted Prime Rate.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Liens" shall mean the Liens permitted by Section 7.2(e) hereof.

                 "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a government (foreign or domestic), and any agency or political subdivision thereof, or any other entity.





CREDIT AGREEMENT                                                       Page 9

                 "Plan" shall mean, with respect to any Person, any employee benefit or other plan (other than a Multiemployer Plan) maintained by such Person for its employees and covered by Title IV of ERISA or to which Section 412 of the Code applies.

                 "Pro Rata Share" shall mean, as to obligations of the Banks, the percentage set forth opposite its name on the signature pages hereof or otherwise established pursuant to Section 10.6. As to obligations owing to the Banks, shall mean: (a) in the case of payments of principal and interest on the Loans, in an amount with respect to each Bank equal to the product of such amount received times the ratio which the outstanding principal balance of its Note or Notes bears to the outstanding principal balance of all Notes, and (b) in the case of all other amounts payable hereunder (other than as otherwise noted with respect to fees) and other amounts, in an amount with respect to each Bank equal to the product of such amount received times the ratio which the Commitment of such Bank bears to the Commitments of all Banks.

                 "Proved Developed Reserves" shall mean all Oil and Gas Interests which, to the satisfaction of the Agent, are estimated, with reasonable certainty, and as demonstrated by geological and engineering data acceptable to the Agent, to be economically recoverable from existing wells requiring no more than minor workover operations from existing completion intervals open for production and which are producing, and have proven reserves of, Hydrocarbons.

                 "Purchase Documents" shall mean all purchase agreements, purchase and sale agreements and other agreements and documents between CRI and Sonat for the purchase by CRI of the properties described therein, together with all other agreements and documents delivered pursuant to Section 3.2(a)(xii).

                 "Purchased Sonat Assets" shall mean all oil and gas interests, capital stock, partnership interests, pipeline systems and other assets being purchased pursuant to the Purchase Documents.

                 "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                 "Revolving Credit Advance" shall mean any Revolving Credit Loan or any Letter of Credit Advance.

                 "Revolving Credit Loan" means any loan under Section 3.1 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1(a).

                 "Revolving Credit Note" shall mean any promissory note of the Borrowers evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit B,





CREDIT AGREEMENT                                                       Page 10
as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                 "Security Agreements" shall have the meaning ascribed thereto in Section 5.1.

                 "Security Documents" shall have the meaning ascribed thereto in Section 5.1.

                 "Sonat" shall mean Sonat Exploration Company, a Delaware corporation.

                 "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of CRI.

                 "Swap Agreement" shall mean any interest rate swap agreement, interest cap or collar agreement or other financial agreement or arrangement with any Bank designed to protect the Borrowers against fluctuations in interest rates.

                 "Tangible Net Worth" of any Person shall mean, as of any date,
(a) the amount of any capital stock or similar ownership liability plus (or minus in the case of a deficit) the capital surplus and retained earnings of such Person and the amount of any foreign currency translation adjustment account shown as a capital account of such Person, less (b) the net book value of all items of the following character which are included in the assets of such Person: (i) goodwill, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) stock discount and expense, (v) patents, trademarks, trade names and copyrights, (vi) treasury stock, (vii) deferred taxes and deferred charges, (viii) franchises, licenses and permits, and (ix) all other assets which are deemed intangible assets under GAAP; provided, that such calculation of Tangible Net Worth under this definition shall not include receivables or other assets of such Person which are owing by any Affiliate or advances by such Person to any Affiliate.

                 "Term Loan" means any borrowing under Section 3.1 evidenced by the Term Note and made pursuant to Section 2.1(b).

                 "Term Note" means any promissory note of the Borrowers evidencing the Term Loan, in substantially the form annexed hereto as Exhibit C, as amended or modified from time to time together with any promissory note or notes issued in exchange or replacement therefor.





CREDIT AGREEMENT                                                       Page 11

                 "Termination Date" shall mean the earlier to occur of (a) October 31, 1998 and (b) the date on which the Commitments shall be terminated pursuant to Section 2.1 or 8.2.

                 "Total Liabilities" of any Person shall mean, as of any date, all obligations which, in accordance with GAAP, are or should be classified as liabilities on a balance sheet of such Person.

                 1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent," "Banks," "CRI", "COG", "COGL", "COE", "Borrowers" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with GAAP unless such principles are inconsistent with the express requirements of this Agreement.


                 SECTION 2.       THE COMMITMENTS.

                 2.1 Advances. (a) Each Bank agrees, for itself only, to advance and to readvance, subject to the terms and conditions herein set forth, to the Borrowers at any time and from time to time from the Effective Date hereof until the Termination Date amounts equal to such Bank's Pro Rata Share of such aggregate amounts as any Borrower may from time to time request, provided that no Revolving Credit Loans may be made if the aggregate outstanding amount of all Revolving Credit Loans to all Borrowers would exceed the lesser of the Commitments or the Borrowing Base, and the aggregate Letter of Credit Advances may not exceed the lesser of $250,000 or the CNG/CRI Guaranty Formula. Each Loan made hereunder shall be evidenced by the Notes, which shall mature and bear interest as set forth in Section 4 hereof and in such Notes. On the Effective Date, the Borrowers shall issue and deliver to each Bank a Revolving Credit Note in the principal amount of such Banks' Commitment for the period beginning on the Effective Date. Each Revolving Credit Loan shall be in a minimum amount of $100,000 and in integral multiples of $50,000. Subject to the terms and conditions of this Agreement, the Borrowers may borrow, prepay pursuant to Section 4.1(b) and reborrow under this
Section 2.1(a). The Borrowers shall have the right to terminate or reduce the Commitments at any time and from time to time, provided that (i) the Borrowers shall give notice of such termination or reduction to the Agent specifying the amount and effective date thereof, (ii) each partial reduction of the Commitments shall be in a minimum amount of $100,000 and in integral multiples of $50,000 and shall reduce the Commitments of all of the Banks proportionally in accordance with the respective Commitment amounts of each such Bank, (iii) no such termination or reduction, either in whole or part and including without limitation any termination, shall be permitted with respect to any portion of the Commitments as to which a request for a Revolving Credit Advances is then pending, and (iv) the Commitments may not be terminated if any Revolving Credit Advances are then outstanding and may not be reduced below the principal amount of Revolving Credit Advances then outstanding, for the benefit of





CREDIT AGREEMENT                                                       Page 12

Banks. The Commitments or any portion thereof so terminated or reduced may not be reinstated. Any Borrower may request Revolving Credit Advances without the consent of any other Borrower, and each Borrower consents to and approves any Revolving Credit Advances requested by any other Borrower. The Revolving Credit Advances hereunder replace the revolving credit loans outstanding pursuant to Section 2.1(a) of the Existing Credit Agreement and provide additional credit as described above.

                          (b)     Each Bank further agrees, for itself only,
subject to the terms and conditions of this Agreement, to make its Pro Rata Share of a single term loan to the Borrowers on the Effective Date in an aggregate amount not to exceed Ten Million Dollars ($10,000,000). This term loan replaces the $3,000,000 term loan outstanding under the Existing Credit Agreement and provides an additional $7,000,000.

                          (c)     Nothing in this Agreement shall be construed
to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Banks, and the Commitment of each Bank with respect to Letter of Credit Advances is expressly conditioned upon the Agent's performance of such obligations. Upon such issuance by the Agent, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on its respective Commitment. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Bank on the date such draft or demand is honored unless the Borrowers shall have satisfied their reimbursement obligation under Section 3.3 by payment to the Agent on such date. Each Bank, not later than the Business Day after the Agent shall have given the notice specified in the previous sentence, shall make its pro rata share of the amount paid by the Agent available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Bank shall not have made any required pro rata portion available to the Agent or made its portion of Revolving Credit Loan available pursuant to Section 3.3(a)(i), such Bank and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at (i) the rate per annum equal to the interest rate applicable to the related Loan disbursement under Section
3.3 for such day in the case of the Company and (ii) the rate per annum equal to the Federal Funds Rate for such day in the case of any Bank. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall constitute a Revolving Credit Loan by such Bank as part of the Revolving Credit Loans disbursed in respect of the reimbursement obligation of the Company under Section 3.3 for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent.





CREDIT AGREEMENT                                                       Page 13

                 SECTION 3.       THE ADVANCES.

                 3.1 Disbursement of Advances. (a) Borrowers shall give notice to the Agent of each requested Advances in substantially the form of Exhibit D hereto, which notice given shall be received by the Agent not later than 11:00 A.M. (Detroit time), provided that any such notice for a Letter of Credit Advance must be received by the Agent not later than 11:00 A.M. (Detroit time) four Business Days prior to the day such Letter of Credit is requested to be issued. Each such notice given shall be irrevocable and binding on the Borrowers. The Agent shall provide notice of such requested Loan to each Bank on the same Business Day such notice is received from the Borrowers. Subject to the terms and conditions of this Agreement, the Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Banks for the account of the Borrowers, provided that in the case of each Letter of Credit Advance the Borrowers provide such information as may be necessary for the issuance thereof by the Agent and execute any document in connection therewith as may be requested by the Agent. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or conditions of drawing are illegal or contrary to a policy of the Agent.

                          (b)     Subject to the terms and conditions of this
Agreement, the proceeds of such requested Loan shall be made available to the Borrowers by depositing the proceeds thereof, in immediately available funds, on the Advance Date for such Loan in an account maintained and designated by the Borrowers at the principal office of the Agent. Each Bank, on the Advance Date of each such Loan shall make its Pro Rata Share of such Loan available in immediately available funds at the principal office of the Agent for disbursement to the Borrowers. Unless the Agent shall have received notice from any Bank prior to the date of any requested Loan under this Section 3.1 that such Bank will not make available to the Agent such Bank's Pro Rata Share, the Agent may assume that such Bank has made such share available to the Agent on the Advance Date of such Loan in accordance with this Section 3.1(b). If and to the extent such Bank shall not have so made such Pro Rata Share available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Borrowers on the relevant Advance Date, and such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Borrowers by the Agent until the date such amount is paid to the Agent, at the Federal Funds Rate. If such Bank shall pay to the Agent such amount, such amount so paid shall constitute a Loan by such Bank as a part of such borrowing for purposes of this Agreement. The failure of any Bank to make its Pro Rata Share of any such Loan available to the Agent shall not relieve any other Bank of its obligations to make available its Pro Rata Share of such Loan on the Advance Date of such Loan, but no Bank shall be responsible for failure of any other Bank to make such Pro Rata Share available to the Agent on the Advance Date of any such Loan.





CREDIT AGREEMENT                                                       Page 14

                 3.2 Conditions of Advances. The Banks and the Agent shall not be obligated to make any Advance hereunder at any time unless:

                          (a)     Prior to or simultaneously with the first
Advance hereunder, there shall have been delivered to each Bank the following documents, in form and substance satisfactory to the Agent:

                                  (i)      The favorable opinion of such
counsel for the Borrowers and each Guarantor, as shall be approved by the Banks, with respect to the matters as requested by the Banks, including down-dated title opinions on at least 67% of the value of the assets acquired by the Borrowers from Sonat (provided that it is acknowledged and agreed that the Borrowers shall provide additional title opinions with respect to at least an additional 8% of the value of the assets acquired by the Borrowers from Sonat within 30 days of the Effective Date) and opinions as to such other matters as the Banks shall reasonably request, all in form and substance satisfactory to the Banks;

                                  (ii)     certified copies of such corporate
documents of each Borrower and each Guarantor, including each Borrower's and each Guarantor's articles of incorporation, by-laws and a good standing certificate, and such documents evidencing necessary corporate action with respect to this Agreement, the Loans, the Notes and the Security Documents, and certifying to the incumbency of, and attesting to the genuineness of the signatures of, those officers authorized to act on behalf of each Borrower and each Guarantor, as the Banks shall request;

                                  (iii)    the Security Documents required as
of the Effective Date under Section 5.1 duly executed on behalf of the Borrowers and each Guarantor, together with evidence of the recordation, filing and other action in such jurisdictions as the Banks may deem necessary or appropriate with respect to the Security Documents and evidence of the first-priority of the Banks' liens and security interests under the Security Documents, subject only to Permitted Liens, including without limitation such additional mortgages, security agreements, pledge agreements, other documents and opinions of counsel required by the Banks and original stock certificates and assignments separate from certificate of each person whose stock is required to be pledged;

                                  (iv)     the Notes duly executed on behalf of
the Borrowers, and it is acknowledged and agreed that the Notes: (A) are issued in exchange and replacement for the promissory notes issued pursuant to the Existing Credit Agreement, (B) shall not be deemed a novation or to have satisfied such promissory notes and (C) evidence the same indebtedness evidenced by such promissory notes plus additional indebtedness;

                                  (v)      the Consent and Amendment of
Security Documents duly executed by the Borrowers and the Guarantors;





CREDIT AGREEMENT                                                       Page 15

                                  (vi)     payment of such fees agreed to among
the Borrowers and the Agent;

                                  (vii)    the execution by the Borrowers and
each Guarantor of the Agent's standard environmental certificate;

                                  (viii)   the Banks shall have determined that
the Loans to be made are equal to or less than the Borrowing Base, and such determination shall be made by the Banks in their sole discretion and based upon their evaluation of the Borrowing Base;

                                  (ix)     copies of all agreements relating to
any material Indebtedness for borrowed money, any preferred stock, any joint ventures or partnerships or any other material documents requested by the Banks;

                                  (x)      the originals of all promissory
notes payable to any Borrower or any Guarantor;

                                  (xi)     such other agreements, documents,
conditions and certificates as reasonably requested by the Banks, including without limitation, releases and terminations of all other Liens which are not permitted hereunder, assignment of the Purchase Documents, amendments of existing Security Documents, the establishment of all primary bank accounts of each Borrower and each Guarantor at a Bank (and each agrees to maintain such accounts at a Bank), all in form and substance satisfaction to the Banks;

                                  (xii)    certified copies of all purchase
agreements, purchase and sale agreements, other agreements and documents executed or to be executed and delivered in connection with the acquisition by CRI of certain oil and gas properties and other assets from Sonat and;

                                  (xiii)    evidence satisfactory to the
Majority Banks that, but for the payment of a portion of the purchase price to be paid by the initial Loans under this Agreement, the representations and warranties in the last sentence of Section 6.12 are accurate.

                          (b)     The aggregate outstanding principal amount of
all Revolving Credit Loans, after giving effect to the proposed Revolving Credit Loans, does not exceed the lesser of the Commitments or the Borrowing Base, and the aggregate outstanding principal amount of all Advances, after giving effect to the proposed Advance, does not exceed the Adjusted Future Net Income-PV.

                          (c)     On and as of the date of each such Advance,
the representations and warranties contained in Section 6 hereof shall be true and correct in all material respects as if made on such date; provided, however, that for purposes of this Section 3.2(c) the representations and warranties contained in Section 6.7 hereof shall be deemed made with





CREDIT AGREEMENT                                                       Page 16
respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 7.1(d)(ii) and (iii).

                          (d)     No Default has occurred and is continuing or
will exist upon the disbursement of such Advance.

Acceptance of the proceeds of any Advance hereunder by the Borrowers shall be deemed to be a certification by the Borrowers at such time with respect to the matters set forth in subparagraphs (b), (c) and (d) of Section 3.2.

                 3.3 Letter of Credit Reimbursement Payments. (a)(i) The Borrowers agree to pay to the Agent, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Borrowers shall have made such payment to the Agent on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Borrowers, and the Borrowers shall be deemed to have elected to satisfy its reimbursement obligation by borrowing, a Revolving Credit Loan for the account of the Banks in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Revolving Credit Loan shall be disbursed, and each Bank shall advance its Pro Rata Share thereof, notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Section 3.2 or any other condition and, to the extent of the Revolving Credit Loan so disbursed, the reimbursement obligation of the Borrowers under this Section 3.3 shall be deemed satisfied; provided, however, that such disbursement shall not be deemed to be a waiver of any Event of Default or Default, if any.

                                  (ii)     If for any reason (including without
limitation as a result of the occurrence of an Event of Default with respect to the Borrowers or any of its Subsidiaries pursuant to Section 8.1(g), Revolving Credit Loans may not be made by the Banks as described in Section 3.3(a)(i), then (A) the Borrowers agree that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Revolving Credit Loans, and (B) effective on the date each such Revolving Credit Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of a deemed disbursement of Revolving Credit Loans, to the extent of such Bank's Pro Rata Share, purchase a participating interest in each reimbursement amount. Each Bank will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to the Bank Commitments) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Agent, such Bank and the Borrowers agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case





CREDIT AGREEMENT                                                       Page 17
of the Borrowers, the interest rate then applicable to Loans and (y) in the case of such Bank, the federal funds rate.

                          (b)     The reimbursement obligations of the
Borrowers under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrowers to the Agent and the Banks hereunder shall have been satisfied, and such obligations of the Borrowers shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Borrowers:

                                  (i)      Any lack of validity or
enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                                  (ii)     Any amendment, modification, waiver
or consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                                  (iii)    The existence of any claim, setoff,
defense or other right which the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting) , the Agent or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                                  (iv)     Any draft or other statement or
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                  (v)      Payment by the Agent to the
beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                                  (vi)     Any failure, omission, delay or lack
on the part of the Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Bank or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Bank or any such party; or

                                  (vii)  Any other event or circumstance that
would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the





CREDIT AGREEMENT                                                       Page 18

Borrowers from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrowers has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrowers against the Agent or any Bank. Nothing in this Section 3.3 shall limit the liability, if any, of the Banks to the Borrowers pursuant to Section 10.5(c).

                          (c)     For purposes of this Agreement, a Letter of
Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in this Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section this 3.3, upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Borrowers.

                          (d)     Each Bank's obligation to purchase
participating interests pursuant to Section 2.1(c) and this Section 3.3, and to comply with the terms of Section 2.1(c) and this Section 3.3, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or the Borrowers may have against the Agent, the Borrowers or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers; (iv) any breach of this Agreement by the Borrowers or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


                 SECTION 4.       PAYMENT AND PREPAYMENT; FEES.

                 4.1      Principal Payments.

                          (a)     Unless earlier payment is required under this
Agreement, the Borrowers shall pay (i) the entire outstanding principal amount of, and all accrued interest on, the Revolving Credit Advances on the Termination Date, and (ii) the entire outstanding principal amount of and all accrued interest on, the Term Loan on the Maturity Date.





CREDIT AGREEMENT                                                       Page 19

                          (b)     The Borrowers may from time to time prepay
all or a portion of the Revolving Credit Advances without premium or penalty, provided, however, that (i) the Borrowers shall have given not less than one Business Day's prior written notice thereof to the Agent, and (ii) each such prepayment shall be in an integral multiple of $50,000.

                          (c)     If it should be determined by the Agent at
any time and from time to time that the principal amount of the Revolving Credit Advances exceeds the then Borrowing Base, the Borrowers shall promptly do one of the following:

                                  (i)      In addition to all payments of
principal and interest required to be paid on the Revolving Credit Advances, prepay, upon demand and without premium or penalty, the Revolving Credit Notes in an amount by which, in the determination of the Agent, such aggregate principal amount outstanding exceeds the Borrowing Base; or

                                  (ii)     Grant a lien and security interest
to the Agent, for the benefit of the Banks, in form and substance satisfactory to the Majority Banks, additional interests in Proved Developed Reserves of the Borrowers which, in the determination of the Majority Banks, will increase the Borrowing Base by an amount such that the then aggregate principal amount of the Revolving Credit Advances does not exceed the Borrowing Base; or

                                  (iii)    Any combination of the foregoing
acceptable to the Majority Banks.

                          (d)     If it should be determined by the Agent at
any time and from time to time that the principal amount of all Advances exceeds the Adjusted Future Net Income-PV, the Borrowers shall promptly do one of the following:

                                  (i)      In addition to all payments of
principal and interest required to be paid on the Notes, prepay, upon demand and without premium or penalty, the Advances in an amount by which, in the determination of the Agent, such aggregate principal amount outstanding exceeds the Adjusted Future Net Income-PV; or

                                  (ii)     Grant a lien and security interest
to the Agent, for the benefit of the Banks, in form and substance satisfactory to the Majority Banks, additional interests in Proved Developed Reserves of the Borrowers which, in the determination of the Agent, will increase the present value of the Future Net Income by an amount such that the then aggregate principal amount of the Advances does not exceed the Adjusted Future Net Income-PV; or

                                  (iii)    Any combination of the foregoing
acceptable to the Majority Banks.





CREDIT AGREEMENT                                                       Page 20

                                  All determinations made pursuant to this
Section 4.1 shall be made by the Agent or the Majority Banks, as the case may be, and shall be conclusively binding on the parties absent manifest error.

                 4.2 Interest Payment. (a) The Borrowers shall pay interest to the Banks on the unpaid principal amount of each Revolving Credit Loan, for the period commencing on the date such Revolving Credit Loan is made until such Revolving Credit Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the Adjusted Prime Rate.

                          (b)     The Borrowers shall pay interest to the Banks
on the unpaid principal amount of each Term Loan, for the period commencing on the date such Term Loan is made until such Term Loan is paid in full, and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the Adjusted Prime Rate.

                          (c)     Notwithstanding the foregoing paragraph (a),
the Borrowers hereby agree, if requested by the Majority Banks, to pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) upon and during the continuance of any Default.

                 4.3      Fees.  (a)   The Borrowers agree to pay to the Agent,
for the pro rata account of the Banks, (i) a commitment fee computed at the rate of one-half of one percent (1/2%) per annum on the amount by which the Borrowing Base exceeds the aggregate outstanding principal amount of the Revolving Credit Loans, for the period from the Effective Date until the Termination Date, which fees shall be paid quarterly, on the last day of each March, June, September and December commencing on the first such date after the Effective Date, and on the Termination Date and (ii) a facility fee equal to one percent (1%) of the amount of any increase in the amount of the Borrowing Base after the Effective Date, which fee shall not be required to be repaid in the event the Borrowing Base is decreased and subsequently increased, to the extent the Borrower has previously paid the fee required by this Section 4.3(a)(ii).

                          (b)     The Borrowers agree (i) to pay to the Agent,
for the benefit of the Banks, a fee equal to 1-1/2% per annum of the maximum amount available to be drawn under each Letter of Credit at the time such fee is to be paid for the period from and including the date of issuance of such Letter of Credit to and including the stated expiry date of such Letter of Credit, provided that the amount payable for any quarter under this clause (i) shall be not less than $500, and (ii) to pay an additional fee to the Agent for its own account computed at the rate of one-quarter of one percent (1/4 of 1%) per annum of such maximum amount for such period. Such fees shall be payable quarterly in advance, payable on the date of the issuance of any Letter of Credit and each three month interval thereafter. Such fees are nonrefundable and the Borrowers shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through the date for which such fees have been paid. The Borrowers





CREDIT AGREEMENT                                                       Page 21
further agree to pay to the Agent, on demand, such other customary administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                          (c)     The Borrowers agree to pay to the Agent
agency and servicing fees for its services under this Agreement in such amounts as it may from time to time be agreed upon between the Borrowers and the Agent, which fee shall be retained solely by the Agent.

                 4.4 Payment Method. All payments to be made by the Borrowers hereunder will be made in Dollars and in immediately available funds to the Agent at its address set forth in Section 10.2 not later than 11:00 a.m. Detroit time on the date on which such payment shall become due. Payments received after 11:00 a.m. Detroit time shall be deemed to be payments made prior to 11:00 a.m. Detroit time on the next succeeding Business Day. At the time of making each such payment, the Borrowers shall specify to the Agent that obligation of the Borrowers hereunder to which such payment is to be applied, or, in the event that the Borrowers fails to so specify or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion. On the day such payments are received, the Agent shall remit to the Banks their respective Pro Rata Shares of such payments, in immediately available funds.

                 4.5 No Setoff or Deduction. All payments of principal of and interest on the Advances and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

                 4.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Advances outstanding hereunder or any other amount due hereunder, becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

                 4.7 Capital Adequacy. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether





CREDIT AGREEMENT                                                       Page 22
or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Bank or the Agent or any corporation controlling such Bank or the Agent and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's capital as a consequence of its obligations hereunder to a level below that which such Bank or the Agent could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent for any increase in the amount of capital and reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.


                 SECTION 5.       SECURITY.

                 5.1 Security Documents. To secure amounts due under this Agreement, the Notes, and to secure all other Indebtedness and obligations of the Borrowers to the Agent and the Banks, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, the Borrowers shall, and shall cause each Guarantor to:

                          (a)     Execute and deliver to the Agent, on or
before the Effective Date, such indentures of mortgage, deeds of trust, security agreements, financing statements and assignment of production and other agreements, including without limitation any amendments to any such documents previously executed and delivered in favor of the Agent or any Bank (as amended or modified from time to time, the "Mortgages" and together with the Security Agreements, the Guaranties and all agreements and documents described in this Section 5.1(a) and in 5.1(b), 5.2 and 5.3 and all other agreements and documents securing or guaranteeing any of the Bank obligations at any time or otherwise executed by any Borrower or Guarantor with or in favor of the Agent and the Banks, and including without limitation the Letter of Credit Documents, as amended or modified from time to time, the "Security Documents"), in form and substance satisfactory to the Majority Banks, granting the Agent, for the benefit of the Banks, a first-priority, perfected and enforceable lien and security interest, subject only to the Permitted Liens, in the following (collectively, with all other assets described in Section 5.1(b), the "Collateral"): all oil, gas and mineral properties and all other assets of the Borrowers and each Guarantor, including without limitation all leasehold and royalty interests and all other rights in connection therewith, and all interests in machinery, equipment, materials, improvements, hereditaments, appurtenances and other property, real, personal and/or mixed, now or hereafter





CREDIT AGREEMENT                                                       Page 23
a part of or obtained in or used in connection with such properties and all interests in and to any and all oil, gas and other minerals now in storage or now or hereafter located in, under, on or produced from, such properties and an assignment of production from such properties to the Agent;

                          (b)     Execute and deliver to the Agent, on or
before the Effective Date, such security agreements, financing statements and other agreements, including without limitation the Consent and Amendment of Security Documents confirming the continuing effectiveness of previously executed and delivered to the Agent or any Bank (as amended or modified from time to time, the "Security Agreements"), in form and substance satisfactory to the Majority Banks, granting to the Agent, for the benefit of the Banks, a first-priority, perfected and enforceable lien and security interest, subject only to the Permitted Liens, in all other assets, whether real, personal or mixed, and whether now owned or hereafter existing and wherever located, of the Borrowers and each Guarantor; provided, however, that the Borrowers and the Guarantors shall not be required to grant a lien on, or security interest in, the assets described on Schedule 5.1 for so long as they are contractually prohibited from doing so, and each of the Borrowers and each of the Guarantors represent that they are contractually prohibited from granting liens on, or security interest in, the assets described on Schedule 5.1 and agree not to enter into any further restrictions with respect thereto and CPI shall not be required to deliver a guaranty, security agreement and related documents until on or before 30 days after the Effective Date.

                 5.2 Guaranty. To confirm its guarantee of all indebtedness, obligations and liabilities of the Borrowers owing to the Banks, whether under this Agreement or otherwise, the Borrowers shall cause each Guarantor to deliver the Consent and Amendment of Security Documents confirming the continuing effectiveness of the guaranty agreements previously executed by each Guarantor (the "Guaranties") in favor of the Agent or Banks, in form and substance satisfactory to the Majority Banks.

                 5.3 Additional Security Documents. If at any time requested by the Agent or the Majority Banks, the Borrowers shall, and shall cause each Guarantor to, execute and deliver such additional documents, and shall take such other action, as the Agent or the Majority Banks may reasonably consider necessary or proper to evidence or perfect the liens and security interests described in Section 5.1 hereof and grant the guaranties described in
Section 5.2.


                 SECTION 6.       REPRESENTATIONS AND WARRANTIES.

                 Each of the Borrowers and each of the Guarantors represent and warrant that:

                 6.1 Corporate Existence and Power. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to do business and in good standing in each additional jurisdiction where failure to so





CREDIT AGREEMENT                                                       Page 24
qualify would have a Material Adverse Effect. It has all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, the Notes and the Security Documents and to engage in the transactions contemplated by this Agreement, the Notes and the Security Documents.

                 6.2 Corporate Authority. The execution, delivery and performance by it of this Agreement, the Notes and the Security Documents are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its charter or by-laws, or of any contract or undertaking to which it is a party or by which it or its property may be bound or affected.

                 6.3 Binding Effect. This Agreement is, and the Notes and the Security Documents to which it is a party when delivered hereunder will be, legal, valid and binding obligations of each Borrower and each Guarantor, enforceable against each in accordance with their respective terms.

                 6.4 Subsidiaries. All Subsidiaries of CRI are duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation and are duly qualified to do business in each jurisdiction where failure to so qualify would have a Material Adverse Effect. All outstanding shares of capital stock of each class of each Subsidiary of CRI have been and will be validly issued and are and will be fully paid and nonassessable and are and will be owned, beneficially and of record, by CRI, free and clear of any Liens. Schedule 6.4 is a complete list of all Subsidiaries of CRI. Each of COG, COE, CMC and CNG is and will remain a wholly owned Subsidiary of CRI, COGL is and will remain a wholly owned Subsidiary of COG and CPI is and, without the prior written consent of the Agent, will remain a wholly owned Subsidiary of CNG.

                 6.5 Liens. The properties of each Borrower and each Guarantor (including without limitation the Collateral) are not subject to any Lien except Permitted Liens.

                 6.6 Litigation. There is no action, suit or proceeding pending or, to the best of its knowledge, threatened against or affecting it before or by any court, governmental authority, or arbitrator which would be reasonably likely to result in, either individually or collectively, a Material Adverse Effect and, to the best of the Borrowers' knowledge, there is no basis for any such action, suit or proceeding.

                 6.7 Financial Condition. The consolidated balance sheet of CRI and its Subsidiaries and the consolidated statements of income and cash flow of CRI and its Subsidiaries for the fiscal year ended December 31, 1994 and reported on by Arthur Andersen, LLP, and the interim consolidated balance sheet and interim consolidated statements of income and cash flow of CRI and its Subsidiaries, as of or for the three-month period ended on March 31, 1995 contained in the CRI's most recent form 10-Q, copies of which have been furnished to the Bank,





CREDIT AGREEMENT                                                       Page 25
fairly present, and the financial statements of CRI and its Subsidiaries to be delivered pursuant to Section 7.1(d) will fairly present, the consolidated financial position of CRI and its Subsidiaries and is at their respective dates thereof, and the consolidated results of operations of CRI and its Subsidiaries for their respective periods indicated, all in accordance with generally accepted accounting principles consistently applied. There has been no event or development which has had or would be reasonably likely to have a Material Adverse Effect since December 31, 1994. There is no material Contingent Liability of CRI or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto.

                 6.8 Use of Advance. Neither any Borrower nor any Guarantor extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of each Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of the Advances, such margin stock will not constitute more than 25% of the value of the assets that are subject to any provisions of this Agreement or any Security Document that may cause the Advances to be secured, directly or indirectly by margin stock.

                 6.9 Security Documents. The Security Documents create a valid and enforceable first-priority lien on and perfected security interest in all right, title and interest of each Borrower and each Guarantor in and to the Collateral described therein, securing all amounts intended to be secured thereby (including without limitation all principal of and interest on the Notes) subject only to the Permitted Liens. The respective net revenue interests of each Borrower in and to the Oil and Gas Interests as set forth in the Security Documents are true and correct and accurately reflect the interests to which each Borrowers is legally entitled, subject only to the Permitted Liens.

                 6.10 Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of it, is required on the part of it in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents.

                 6.11 Taxes. It has filed all tax returns (federal, state and local) required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, or has established adequate financial reserves on their respective books and records for payment thereof, except where the failure to do so would not have a Material Adverse Effect.

                 6.12 Title to Properties. It has good and defensible title to, and a valid indefeasible ownership interest in, all of its properties and assets (including, without limitation,





CREDIT AGREEMENT                                                       Page 26
the Collateral subject to the Security Documents) free and clear of any Lien except the Permitted Liens, it is the owner of all the Collateral described in the Security Documents to which it is a party. All wells on any of the mortgaged premises have been drilled, operated, shut-in, abandoned or suspended in accordance with good oil and gas field practices and in compliance with all applicable laws, permits, statutes, orders, licenses, rules and regulations. All leases with respect to any Oil and Gas Interests owned by the Borrowers or any Guarantor are in good standing and are in full force and effect, all royalties, rents, taxes, assessments and other payments thereunder or with respect thereto have been properly and timely paid and all conditions necessary to keep such leases in full force have been fully performed, including without limitation any condition to maintain continuous production or other activity with respect thereto. All transactions contemplated pursuant to the Purchase Documents have been completed, including without limitation the acquisition by CRI or another Borrower or a Guarantor of the Purchased Sonat Assets (and it is acknowledged that COG will own the oil and gas interests located in Texas, COGL will own the oil and gas interests located in Louisiana and CNG will own the capital stock of CPI, the limited partnership interest in Crosstex Pipeline Partners, LTD. and the pipeline system located in Longwood-Waskom Field in the states of Texas and Louisiana),, and have been completed in accordance with all applicable laws and regulations and CRI owns the Purchased Sonat Assets free and clear of all liens other than the first priority, perfected and enforceable lien and security interest in favor of the Agent for the benefit of the Banks.

                 6.13 ERISA. CRI and its Subsidiaries and their Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No prohibited transaction (as defined in Section 406 of ERISA and Section 9975 of the Code) and no reportable event (as defined in ERISA) has occurred with respect to any Plan. Neither CRI, any of its Subsidiaries nor any of its ERISA Affiliates is an employer with respect to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA). CRI, its Subsidiaries and the ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of the respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. There is no unfunded benefit liability with respect to any Plan.

                 6.14 Environmental and Safety Matters. It is in compliance in all material respects with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which it owns any interest in or operates, a well, a facility or site, or arranges for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts for transporting any hazardous substances, solid waste, or other wastes, or holds any interest in real property or otherwise, except where any such noncompliance would not have a Material Adverse Effect. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or its best of any Borrower's knowledge threatened against it,





CREDIT AGREEMENT                                                       Page 27
any real property in which it holds or has held an interest or any past or present operation of it. It (a) does not know of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has not received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, and
(c) does not know of any basis for any such investigation, notice or violation. No material release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which it holds any interest or performs any of its operations, in violation of any Environmental Law which would have a Material Adverse Effect.

                 6.15 Direct Benefit. The initial Advances hereunder and all additional Advances are for the direct benefit of each of the Borrowers and the Guarantors, and the initial Advances hereunder are used to acquire the Purchased Sonat Assets and to refinance and replace indebtedness owing, directly or indirectly, by the Borrowers and the Guarantor to the Banks under the Existing Credit Agreement. The Borrowers and the Guarantors are engaged as an integrated group in the business of oil and gas exploration and related fields, and any benefits to any Borrower or any Guarantor is a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of the Borrowers and the Guarantors is dependent upon the continued successful performance of the functions of the integrated group as a whole.

                 6.16 Solvency. Each of the following is true for each Borrower and each Guarantor and the Borrowers and the Guarantors on a consolidated basis: (a) the fair saleable value of its property is (i) greater than the total amount of its liabilities (including contingent liabilities), and (ii) greater than the amount that would be required to pay its probable aggregate liability on its then existing debts as they become absolute and matured; (b) its property is not unreasonable in relation to its business or any contemplated or undertaken transaction; and (c) it does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due.

                 6.17 Disclosure. This Agreement and all other documents, certificates, reports or statements or other information furnished to any Bank or the Agent in writing by or on behalf of any Borrower in connection with the negotiation or administration of this Agreement or any transactions contemplated hereby when read together do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the
statements contained herein and therein not misleading.   There is no fact
known to any Borrower which has caused, or which likely would in the future in the reasonable judgment of the Borrowers, cause a Material Adverse Effect (except for any economic conditions which affect generally the industry in which the Borrowers and their Subsidiaries conduct business), which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Banks by or on behalf of any Borrower in connection with the transactions contemplated hereby.





CREDIT AGREEMENT                                                       Page 28

                 SECTION 7.       COVENANTS.

                 7.1 Affirmative Covenants. Each Borrower covenants and agrees that, until the Termination Date and expiration of all Letters of Credit and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, the Notes and the Security Documents, unless the Majority Banks shall otherwise consent in writing, each of the Borrowers and each of the Guarantors shall:

                          (a)     Preservation of Corporate Existence, Etc.
Preserve and maintain its corporate existence, rights and privileges and its material licenses, franchises and permits, and qualify and remain qualified as a validly existing corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law.

                          (b)     Compliance with Laws, Etc.  Comply in all
material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on its books and records.

                          (c)     Maintenance of Properties; Insurance.
Maintain, preserve and protect all property that is material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; comply with all applicable permits, statutes, laws, orders, licenses, rules and regulations relating to the Oil and Gas Interests owned by it, unless any non compliance would not cause a Material Adverse Effect, and ensure that all wells and other properties operated by it, either in its own name or as a partner, are operated in accordance with good oil and gas field practices; comply with all of its duties and obligations under, and take all actions to maintain, consistent with prudent oil and gas practices, all leases and other rights in full force and effect; and, in addition to that insurance required under the Security Documents, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance,





CREDIT AGREEMENT                                                       Page 29
insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Banks for purposes of assuring compliance with this Section 7.1(c).

                          (d)     Reporting Requirements.  Furnish to each
Bank, in form and substance satisfactory to the Majority Banks, the following:

                                  (i)      Promptly and in any event within
                 three calendar days after becoming aware of the occurrence of
                 (A) any Default, (B) the commencement of any material litigation against, by or affecting the Borrowers and, upon request by any Bank, any material developments therein, or (C) any development in the business or affairs of the Borrowers which has resulted in, or which is likely in the reasonable judgment of the Borrowers to result in (including without limitation the entering into of any material contract and/or undertaking by the Borrowers) a Material Adverse Effect or (D) any "reportable event" (as defined in ERISA) under, or the institution of steps by the Borrowers or any Subsidiary to withdraw from, or the institution of any steps to terminate, any Plan, a statement of the chief financial officer of the Borrowers setting forth details of such Default or such event or condition or such litigation and the action which CRI or any Subsidiary has taken and proposes to take with respect thereto;

                                  (ii)     As soon as available and in any
                 event within 45 days after the end of each fiscal quarter of CRI, the consolidated balance sheets of CRI and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an appropriate officer of the Borrowers as having been prepared in accordance with generally accepted accounting principles, together with a certificate of an appropriate officer of the Borrowers with a computation in reasonable detail calculating the covenants contained in Sections 7.2(a), (b), (c), (i), (j) and (l) hereof;

                                  (iii)    As soon as available and in any
                 event within 120 days after the end of each fiscal year, a copy of the consolidated balance sheet of CRI and its Subsidiaries for the fiscal year and related statements of income and cash flow with a customary audit report thereon by Arthur Andersen & Co. or other independent certified public accountants selected by CRI and acceptable to the Banks, without qualifications unacceptable to the Banks together with a certificate of such accountants stating that they have reviewed this Agreement and stating





CREDIT AGREEMENT                                                       Page 30
                 further that in making their review in accordance with generally accepted accounting principles nothing came to their attention that made them believe that any Default exists, or if their examination has disclosed the existence of any Default, specifying the nature, period of existence and status thereof, together with a certificate of an appropriate officer of the Borrowers with a computation in reasonable detail calculating the covenants contained in Sections 7.2(a), (b),
                 (c), (i), (j) and (l) hereof;

                                  (iv)     Upon the request of the Majority
                 Banks or the Agent, a schedule of all oil, gas, and other mineral production attributable to all material Oil and Gas Interest of the Borrowers and each Guarantor, and in any event all such Oil and Gas Interests included in the Borrowing Base;

                                  (v)      Promptly, all title or other
                 information received after the Effective Date by the Borrowers or any Guarantor which discloses any material defect in the title to any material asset included in the Borrowing Base;

                                  (vi)     As soon as practicable and in any
                 event within 30 days after the sending or filing thereof, copies of all such financial statements and reports as it shall send to its security holders and of all final prospectuses under the Securities Act of 1933 (other than Form S-8), reports on Forms 10-Q, 10-K and 8-K and all similar regular and periodic reports filed by it (i) with any federal department, bureau, commission or agency from time to time having jurisdiction with respect to the sale of securities or
                 (ii) with any securities exchange;

                                  (vii)    As soon as available and in any
                 event within 105 days after the end of each calendar year, an annual reserve report with respect to all Hydrocarbon reserves of the Borrowers and the Guarantors prepared by an independent engineering firm of recognized standing acceptable to the Majority Banks in accordance with accepted industry practices and otherwise acceptable and in form and substance satisfactory to the Majority Banks, and including without limitation all assets included in the Borrowing Base;

                                  (viii)   Upon the request of the Banks, an
                 updated reserve report with respect to all Hydrocarbon reserves of the Borrowers and the Guarantors prepared by the Borrowers in accordance with accepted industry practices and otherwise acceptable and in form and substance satisfactory to the Majority Banks, and including without limitation all assets included in the Borrowing Base;

                                  (ix) Promptly, any management letter from the auditors for any Borrower and all other information respecting the business, properties or the condition or operations, financial or otherwise, including, without limitation, geological and engineering data of any Borrower or any Guarantor and any title





CREDIT AGREEMENT                                                       Page 31
                 work with respect to any Oil and Gas Interests of any Borrowers or any Guarantor as any Bank may from time to time reasonably request;

                                  (x)      At all times after the date ninety
                 (90) days after the Effective Date, provide title opinions and other opinions of counsel, in each case in form and substance acceptable to the Majority Banks, with respect to at least eighty (80%) percent of the value of the assets included in the Borrowing Base; and

                                  (xi)     As soon as available and in any
                 event within 45 days after the end of each month, (A) the balance sheet of CNG as of the end of each month, and the related statements of income for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an appropriate officer of CNG as having been prepared in accordance with generally accepted accounting principles, (B) a schedule of accounts receivable of CNG, certified by an appropriate officer of CNG, as of the end of such month, indicating the totals of accounts receivable by type, and by age, describing any returns, defenses, setoffs or other pertinent information in connection therewith, together with evidence of letters of credit supporting Eligible CNG Accounts Receivable, and (C) a computation, certified by an appropriate officer of CNG, of the CNG/CRI Guaranty Formula as of the end of such month.

                          (e)     Access to Records, Books, Etc.  At any
reasonable time and from time to time, permit any Bank or any agents or representatives thereof, at the Borrowers' own expense, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and the Guarantors, and to discuss the affairs, finances and accounts of the Borrowers and the Guarantors with their respective officers and employees. Without limiting the foregoing, the Borrowers and the Guarantors agree that any reasonable time and from time to time, the Borrowers will permit any Bank or any agents or representatives thereof to inspect, at the office of the Borrowers and the Guarantors listed on its signature page hereto, all opinions with respect to title and other material work received by the Borrowers or the Guarantors with respect to any asset included in the Borrowing Base.

                 7.2 Negative Covenants. Until payment in full of the principal of and accrued interest on the Notes, the expiration of this Agreement and all Letters of Credit and the payment and performance of all other obligations of the Borrowers and each Guarantor under this Agreement, the Notes and the Security Documents, each Borrower and each Guarantor agree that, unless the Majority Banks shall otherwise consent in writing, none of them shall:





CREDIT AGREEMENT                                                       Page 32

                          (a)     Current Ratio.  Permit or suffer the ratio of
Current Assets to Current Liabilities at any time to be less than 1.0 to 1.0.

                          (b)     Tangible Net Worth.  Permit or suffer
Consolidated Tangible Net Worth of CRI and its Subsidiaries to be less than, at any time, the sum of (i) $53,000,000, plus (ii) 50% of Consolidated Net Income of CRI and its Subsidiaries for any fiscal year, commencing with the fiscal year ending December 31, 1995, and to be added as of the last day of each such fiscal year, provided that if such Consolidated Net Income is negative in any fiscal year the amount added pursuant to this clause (ii) shall be zero and shall not reduce the amount added pursuant to this clause (ii) for any other fiscal year, plus (iii) 75% of the net cash proceeds of any equity offering of CRI.

                          (c)     Debt Service.  Permit or suffer, as of the
last day of each fiscal quarter of CRI, the ratio of (i) Consolidated Adjusted Cash Flow of CRI and its Subsidiaries, as calculated for the fiscal quarter then ending to (ii) the current portion of all Consolidated Funded Indebtedness of CRI and its Subsidiaries due in the fiscal quarter then ending, including the amount of mandatory Borrowing Base reductions required pursuant to clause
(b) of the definition of Borrowing Base set forth in Section 1.1, to be less than 1.1 to 1.0 as of the last day of any fiscal quarter.

                          (d)     Indebtedness.  Create, incur, assume,
guaranty or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                                  (i)      The Advances;

                                  (ii)     The Indebtedness described in
                 Schedule 7.2(d) hereto, including any refinancing or extension thereof but no increase in the amount thereof shall be permitted;

                                  (iii)    Other Indebtedness in aggregate
                 outstanding amount not to exceed $100,000;

                                  (iv)     Unsecured insurance premium
                 financing incurred in the ordinary course of business;

                                  (v)      Indebtedness pursuant to any Swap
                 Agreement with any Bank; and

                                  (vi)     Indebtedness permitted pursuant to
                 Section 7.2(i).

                          (e)     Liens.  Create, incur or suffer to exist, any
Lien to exist on any assets, rights, revenues or property, real, personal or mixed, tangible or intangible, other than:





CREDIT AGREEMENT                                                       Page 33

                                  (i)      Liens for taxes not delinquent or
                 for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                                  (ii)     Liens (other than any Lien imposed
                 by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a Material Adverse Effect and which constitute
                 (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which any Borrower or any Guarantor is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen, operators and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of any Borrower or any Guarantor, or surety, customs or appeal bonds to which such Borrower or such Guarantor is a party;

                                  (iii)    Liens created pursuant to the
                 Security Documents and Liens expressly permitted by the Security Documents;

                                  (iv)     Each Lien described on Schedule
                 7.2(e) hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no increase in the amount of Indebtedness secured thereby; and

                                  (v)      Liens securing Indebtedness
                 permitted pursuant to Section 7.2(d)(iii) created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by any Borrower or any Guarantor if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by such Borrower or such Guarantor for such assets, provided that such Lien does not encumber any other asset at any time owned by such Borrower or such Guarantor.

                          (f)     Merger; Acquisitions; Etc.  Purchase or
otherwise acquire, whether in one or a series of transactions, unless the Majority Banks shall otherwise consent in writing, all or any substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or any substantial portion of the capital stock of or other ownership interest in any other person, provided that Borrowers may make such purchases or other acquisitions provided that the aggregate amount paid or payable or otherwise transferred for all such purchases or other acquisitions after the Effective Date shall not exceed $5,000,000 in aggregate amount in any fiscal year; nor merge or consolidate or





CREDIT AGREEMENT                                                       Page 34
amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, other than a joint venture or similar arrangement in connection with oil and gas drilling ventures, oil and gas leases or otherwise in connection with oil and gas properties in the ordinary course of business. Each of the Banks acknowledges and agrees that it has previously provided consent to each acquisition by each Borrower and each Guarantor prior to the Effective Date pursuant to the terms of the Existing Credit Agreement.

                          (g)     Disposition of Assets; Etc.  Without the
prior written consent of the Majority Banks, sell, lease, license, transfer, assign or otherwise dispose of any Collateral or any of its other business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than (i) inventory sold in the ordinary course of business upon customary credit terms, and (ii) if no Default has occurred and is continuing or would be caused thereby, other sales of assets in aggregate amount not to exceed $250,000 in any twelve month period.

                          (h)     Nature of Business.  Make any substantial
change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

                          (i)     Investments, Advance and Advances, Contingent
Liabilities. Purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person, except (i) loans and advances to officers of the Borrowers, provided that the aggregate amount of all such loans and advances does not exceed $5,000, (ii) loans and advances among the Borrowers only, (iii) other loans and advances, provided that the aggregate amount of all such loans and advances, together with Indebtedness allowed under Section 7.2(d)(iii), shall not exceed $100,000, and
(iv) loans and advances by CRI to CNG in an aggregate amount not to exceed $2,000,000, the proceeds of which shall be used in connection with the purchase of pipeline and marketing operations and to provide ongoing working capital for such entity; nor incur any Contingent Liability except for any guaranty of the permitted indebtedness described in Section 7.2(d)(i), guarantees by CRI of obligations of CNG to purchase natural gas in an aggregate amount outstanding at any time not to exceed the lesser of (A) $2,000,000 minus the aggregate outstanding Letters of Credit or (B) the CNG/CRI Guaranty Formula minus the aggregate outstanding Letters of Credit and (v) the indebtedness described on
Schedule 7.2(i), if any.

                          (j)     Dividends.  With respect to CRI only, make,
pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, repurchase, defeasance, conversion, retirement or other acquisition, directly or indirectly, of any shares of its capital stock, except (i) solely in shares of capital stock of CRI and (ii) cash dividends in





CREDIT AGREEMENT                                                       Page 35
respect of 1994 Preferred Stock only in aggregate amount not to exceed $1,165,000 in any twelve month period and only if both before the payment of such cash dividend and after giving effect to the payment of such cash dividend no Default or Event of Default shall have occurred and be continuing and (iii) cash dividends in respect to the 1995 Preferred Stock only in an aggregate amount not to exceed $1,350,000 in any twelve month period and only if both before the payment of such dividend and after giving effect to the payment of such dividend to no Default or Event of Default shall have occurred and be continuing. For purposes of this Section 7.2(j), "capital stock" shall include capital stock (preferred, common or other) and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities.

                          (k)     Transactions with Affiliates.  Enter into or
be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrowers' or the Guarantors' business and upon fair and reasonable terms no less favorable to such Borrower or such Guarantor than would be obtained in a comparable arms-length transaction with a Person other than an Affiliate and except the loans and advances described in Section 7.2(i).

                          (l)     General and Administrative Expenses.  With
respect to the Borrowers only, incur general and administrative expenses in excess of $1,800,000 (other than expenses for which the Borrowers are reimbursed by a Person which is not a Borrower, and compensation paid solely in securities of CRI) in any twelve month period.


                 SECTION 8.       DEFAULT.

                 8.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Majority Banks pursuant to Section 10.1:

                          (a)     Any Borrower shall fail to pay within 2
Business Days of when due any principal of or interest on the Notes, any fees or any other amount payable hereunder or under any Security Document; or

                          (b)     Any representation or warranty made by any
Borrowers or any Guarantor in Section 6 hereof, in any Security Document or any other document or certificate furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement, shall prove to have been incorrect in any material respect when made; or

                          (c)     (i) Any Borrower or any Guarantor shall fail
to perform or observe any term, covenant or agreement contained in Sections 7.1(b), 7.1(c) (other than the agreement





CREDIT AGREEMENT                                                       Page 36
to maintain continuous insurance coverage), 7.1(d), 7.2(a), 7.2(b), 7.2(c) or 7.2(l) hereof or in any Security Document, any other Loan Document or any other agreement among the Borrowers, Guarantors, the Banks and the Agent, or any of them, and such failure shall remain unremedied for 30 calendar days after the earlier of the date notice thereof shall have been given to Borrowers by the Agent or any Bank or any Borrower knows of such failure, or (ii) any Borrower or any Guarantor shall fail to perform or observe any other term, covenant, or agreement contained in this Agreement; or

                          (d)     Any Borrower or any Guarantor shall fail to
pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $100,000; or if any Borrower or any Guarantor fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either
(i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holder) to elect a majority of the board of directors of any Borrower or any Guarantor; or

                          (e)     A judgment or order for the payment of money,
which together with other such judgments or orders exceeds the aggregate amount of $100,000, shall be rendered against any Borrower or any Guarantor and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such judgment or order shall have remained unsatisfied and such proceedings shall have remained unstayed for a period of 30 consecutive days, or (ii) for a period of 30 consecutive days, such judgment or order shall have remained unsatisfied and a stay of enforcement thereof, by reason of pending appeal or otherwise, shall not have been in effect; or

                          (f)     The occurrence or existence with respect to
any Borrower or any Guarantor or any of their ERISA Affiliates of any of the following: (i) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any Reportable event shall occur with respect to any Plan, (iii) the filing under ERISA of a notice of intent to terminate any Plan or the termination of any Plan, (iv) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the institution of the PBGC of any such proceedings, or (v) complete or partial withdrawal under ERISA from any Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan, and in each of the foregoing cases, such event or condition, together with all other events or conditions, if any, could in the opinion of the Banks subject any Borrower





CREDIT AGREEMENT                                                       Page 37
or any Guarantor to any tax, penalty, or other liability to a Plan, the PBGC, or otherwise (or any combination thereof); or

                          (g)     Any Borrower or any Guarantor shall generally
not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower or any Guarantor, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and, if such proceeding is instituted against any Borrower or any Guarantor and is being contested by such Borrower or such Guarantor, as the case may be, in good faith by appropriate proceedings, such proceedings shall remain undismissed or unstayed for a period of 30 days; or the any Borrower or any Guarantor shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                          (h)     Any event of default described in any
Security Document shall have occurred and be continuing, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Security Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Bank the benefits purported to be created thereby; or

                          (i)     (A)  There shall be any change in the current
Chief Executive Officer or Chief Financial Officer of any Borrower, (B) the current directors of CRI do not constitute a majority of the Board of Directors of CRI, (C) COG or COE shall fail to be a wholly owned Subsidiary of CRI or (D) COGL shall fail to be a wholly-owned subsidiary of COG.

                 8.2      Remedies.

                          (a)     Upon the occurrence and during the
continuance of any Event of Default, the Agent may, and upon being directed to do so by the Majority Banks, shall, by notice to the Borrowers terminate the Commitments or declare the outstanding principal of, and accrued interest on, the Notes and all other amounts due under this Agreement and all other Loan Documents, to be immediately due and payable, or demand immediate delivery of cash collateral, and the Borrowers agree to deliver such cash collateral upon such demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or all of the above, whereupon the





CREDIT AGREEMENT                                                       Page 38

Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, or both, as the case may be, provided that in the case of any event or condition described in Section 8.1(g), the Commitments shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in each case without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

                          (b)     Upon the occurrence and during the
continuance of such Event of Default, the Agent may, and upon being directed to do so by the Majority Banks, shall, in addition to the remedies provided in
Section 8.2(a), enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in any then outstanding Note or any Security Document or in aid of the exercise of any power granted in this Agreement, any then outstanding Notes or any Security Document, and may enforce the payment of any then outstanding Notes and any of the other rights of the Agent and the Banks in any other agreement or available at law or in equity.

                          (c)     Upon the occurrence and during the
continuance of any Event of Default hereunder, each Bank may at any time and from time to time, without notice to the Borrowers (any requirement for such notice being expressly waived by the Borrowers and Guarantors) set off and apply against any and all of the obligations of any Borrower or any Guarantor now or hereafter existing under this Agreement, any of the Notes or the Security Documents, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower or any Guarantor and any property of any Borrower or any Guarantor from time to time in possession of such Bank, irrespective of whether or not any Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of the Banks under this Section 8.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

                 8.3 Distribution of Proceeds. All proceeds of any realization on the Collateral received by the Agent pursuant to the Security Documents or any payments on any of the liabilities secured by the Security Documents received by the Agent or any Bank upon and during the continuance of any Event of Default shall be allocated and distributed as follows:

                          (a)     First, to the payment of all costs and
expenses, including without limitation all attorneys' fees, of the Agent in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

                          (b)     Second, to the payment of all costs, expenses
and fees, including without limitation, commitment fees and attorneys' fees, owing to the Banks pursuant to the Bank Obligations on a pro rata basis in accordance with the Bank Obligations consisting of fees,





CREDIT AGREEMENT                                                       Page 39
costs and expenses owing to the Banks under the Bank Obligations for application to payment of such liabilities;

                          (c)     Third, to the Banks on a pro rata basis in
accordance with the Bank Obligations consisting of interest and principal (including without limitation any cash collateral for any outstanding Letters of Credit) owing to the Banks under the Bank Obligations and to any Bank owing pursuant to any Swap Agreement to which it is a party (whether pursuant to a termination thereof or otherwise), for application to payment of such liabilities;

                          (d)     Fourth, to the payment of any and all other
amounts owing to the Banks on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Banks, for application to payment of such liabilities; and

                          (e)     Fifth, to the Borrowers or such other person
as may be legally entitled thereto.

                 8.4 Letter of Credit Liabilities. For the purposes of payments and distributions under Section 8.3, the full amount of Bank Obligations on account of any Letter of Credit then outstanding but not drawn upon shall be deemed to be then due and owing. Amounts distributable to the Banks on account of such Bank Obligations under such Letter of Credit shall be deposited in a separate interest bearing collateral account in the name of and under the control of the Agent and held by the Agent first as security for such Letter of Credit Bank Obligations and then as security for all other Bank Obligations and the amount so deposited shall be applied to the Letter of Credit Bank Obligations at such times and to the extent that such Letter of Credit Bank Obligations become absolute liabilities and if and to the extent that the Letter of Credit Bank Obligations fail to become absolute Bank Obligations because of the expiration or termination of the underlying Letters of Credit without being drawn upon then such amounts shall be applied to the remaining Bank Obligations in the order provided in Section 8.3. Each Borrower hereby grants to the Agent, for the benefit of the Banks, a lien and security interest in all such funds deposited in such separate interest bearing collateral account, as security for all the Bank Obligations as set forth above.


                 SECTION 9.       THE AGENT AND THE BANKS.

                 9.1 Appointment of Agent. NBD Bank, N.A. is hereby appointed Agent for the Banks and accepts such appointment and agrees to act as such upon the conditions herein set forth. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank.

                 9.2 Scope of Agency. Neither the Agent nor any of its directors, officers or agents shall be liable to the Banks for any action taken or omitted by any of them hereunder or





CREDIT AGREEMENT                                                       Page 40
under the Notes or the Security Documents, except for its, his or her own gross negligence or willful misconduct; or be responsible to the Banks for any recitals, warranties or representations herein or in the Notes or the Security Documents or for the execution or validity of this Agreement, the Notes or the Security Documents; or be required to make any inquiry concerning the performance by the Borrowers of any of its obligations under this Agreement, the Notes or the Security Documents. In the absence of gross negligence or willful misconduct, the Agent shall be entitled to rely, without liability therefor, upon any certificate or other document or other communication believed by it to be genuine and correct and to have been signed or sent by the proper officer or Person and upon the advice of legal counsel (which may be legal counsel for the Borrowers), independent public accountants and other experts concerning all matters pertaining to the agency. To the extent that the Borrowers shall fail to pay or to reimburse the Agent for the payment of the same, each Bank shall reimburse the Agent in accordance with such Bank's Pro Rata Share, and any such amount so paid shall be immediately due and payable to the Banks by the Borrowers. The Banks shall indemnify the Agent ratably in accordance with their Pro Rata Share of the Commitments for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the Agent's gross negligence or willful misconduct.

                 9.3 Duties of Agent. In carrying out the agency, the Agent shall have only the duties and responsibilities expressly set forth in this Agreement and in performing such duties and responsibilities the Agent shall exercise the same degree of care as it would if the Advances were entirely for its own account, but the Agent shall not be deemed to have knowledge of the occurrence of any Event of Default, or any event or condition which with notice or lapse of time, or both, could become such an Event of Default and need not take or continue any action with respect thereto or toward the enforcement of this Agreement, the Notes or the Security Documents, nor prosecute or defend any suit with respect to this Agreement, the Notes or the Security Documents, unless directed to do so by the Banks and unless indemnified to its satisfaction against any loss, cost, liability or expense which it might incur as a consequence of taking such action. The Agent may employ agents and attorneys and shall not be answerable for the negligence or misconduct of any such agents or attorneys selected by it with reasonable care. The Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent hereunder. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and its Subsidiaries in connection with its decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement.





CREDIT AGREEMENT                                                       Page 41

                 9.4 Resignation of Agent. The Agent may resign as such at any time upon thirty days' prior written notice to the Borrowers and the Banks. In the event of any such resignation, the Banks shall, by an instrument in writing delivered to the Borrowers and the Agent, appoint a successor which shall be an incorporated bank or trust company. If a successor is not so appointed or does not accept such appointment at least five days before the Agent's resignation becomes effective, the Agent may appoint a temporary successor to act until such appointment by the Banks is made and accepted. Any successor to the Agent shall be reasonably acceptable to the Borrowers, have adequate expertise in oil and gas lending and execute and deliver to the Borrowers and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Borrowers and the Agent ceasing to act shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations.

                 9.5 Pro Rata Sharing by Banks. Each Bank agrees with every other Bank that, in the event that it shall receive and retain any payment on account of the Borrowers's obligations under this Agreement, the Notes or the Security Documents in a greater proportion than that received by any other Bank, whether such payment be voluntary, involuntary or by operation of law, by application of set-off of any indebtedness or otherwise, then such Bank shall promptly purchase a participation interest from the other Banks, without recourse, for cash and at face value, ratably in accordance with its Pro Rata Share, in such an amount that each Bank shall have received payment in respect of such obligations in accordance with its Pro Rata Share; provided, that if any such purchase be made by any Bank and if any such excess payment relating thereto or any part thereof is thereafter recovered from such Bank, appropriate adjustment in the related purchase from the other Banks shall be made by rescission and restoration of the purchase price as to the portion of such excess payment so recovered. It is further agreed that, to the extent there is then owing by the Borrowers to any Bank indebtedness other than that evidenced by this Agreement, the Notes and the Security Documents to which such Bank may apply any involuntary payments of indebtedness by the Borrowers, including those resulting from exercise of rights of set-off or similar rights, such Bank shall apply all such involuntary payments first to obligations of the Borrowers to the Banks hereunder and under the Notes and the Security Documents and then to such other indebtedness owed to it by the Borrowers. In addition, it is further agreed that any and all proceeds resulting from a sale or other disposition of any collateral which may be hereafter granted for the benefit of the Banks to secure the obligations of the Borrowers hereunder, shall be applied first to obligations of the Borrowers to the Banks hereunder and under the Notes and the Security Documents, and then ratably to any other indebtedness owed by the Borrowers to the Banks which is secured by such collateral.





CREDIT AGREEMENT                                                       Page 42

                 9.6 Determination of Borrowing Base, Etc. Any determination of the Borrowing Base shall be made by each Bank and submitted to the Agent. The redetermined Borrowing Base shall be equal to the lowest determination by any Bank whose Pro Rata Share is at least 25%. The Borrowing Base may be re-evaluated from time to time as determined by the Majority Banks, and will be re-evaluated upon the request of the Borrowers (provided that the Borrowers cannot request any re-evaluation of the Borrowing Base more than two times in any twelve month period), and, in addition, at least twice annually as follows: promptly upon receipt of the annual reserve report referred to in
Section 7.1(d)(ix) hereof and each six months thereafter. Except for the scheduled re-evaluations of the Borrowing Base upon receipt of the annual reserve report and each six months thereafter, each Bank requesting a re-evaluation of the Borrowing Base agrees to give notice to the Borrowers of such request.

                 SECTION 10.      MISCELLANEOUS.

                 10.1 Amendments; Etc. This Agreement and any term or provision hereof may be amended, waived or terminated by an instrument in writing executed by the Borrowers and the Majority Banks, provided, that, notwithstanding anything in this Agreement to the contrary, except by an instrument in writing executed by the Borrowers and all of the Banks, no such amendment, waiver or termination shall:

                          (a)     Authorize or permit the extension of the time
or times of payment of the principal of, or interest on, the Notes or the reduction in principal amount thereof or the rate of interest thereon, or any fees payable hereunder, or increase the respective Commitments of any Bank, or release any Guaranty or Borrower, or release any material amount of the Collateral from the Liens granted pursuant hereto, or amend this Section 10.1; or

                          (b)     Any such amendment, waiver or termination
shall be effective only in the specific instance and for the specific purpose for which given.

                 10.2     Notices.  (a)  Except as otherwise provided in
Section 10.2(c) hereof, all notices, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers, the Banks and the Agent at the respective addresses for notices set forth on the signature pages hereof, or to such other address as may be designated by the Borrowers, the Agent or any Bank by notice to the other parties hereto. All notices shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by the Agent or any Bank to the Borrowers by certified or registered mail, postage prepaid, to such address, on the fifth day after the date of mailing.

                          (b)     Notices by the Borrowers to the Agent with
respect to requests for Advances pursuant to Section 3.1 and notices of prepayment pursuant to Section 4.1(c) shall be irrevocable and binding on the Borrowers.





CREDIT AGREEMENT                                                       Page 43

                          (c)     Any notice to be given by the Borrowers to
the Agent pursuant to Section 4.1(c) or Section 3.1 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, by telex or by facsimile transmission and must be immediately confirmed in writing in the manner provided in Section 10.2(a). Any such notice given by telephone, telex or facsimile transmission shall be deemed effective upon receipt thereof by the party to whom such notice is given.

                 10.3 Conduct No Waiver; Remedies Cumulative. No course of dealing on the part of the Agent or the Banks, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or the Banks' rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or the Banks under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to the Agent or the Banks may be exercised from time to time and as often as may be deemed expedient by them.

                 10.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Borrowers made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on any Bank's behalf, and those covenants and agreements of the Borrowers set forth in Section 10.5 hereof shall survive the repayment in full of the Advances and other obligations of the Borrowers hereunder and under Security Documents and the termination of the Commitments.

                 10.5 Expenses; Indemnification. (a) The Borrowers agree to pay and save the Agent harmless from liability for the payment of the reasonable fees and expenses of Messrs. Dickinson, Wright, Moon, Van Dusen & Freeman ("DWMV&F") or any other counsel the Agent shall employ, in connection with the preparation, execution and delivery of this Agreement, the Notes and the Security Documents and the consummation of the transactions contemplated hereby and in connection with any amendments, waivers or consents and other matters in connection therewith, and all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel) in connection with any enforcement of this Agreement, the Notes or the Security Documents; provided, that, prior to any Event of Default, the Agent shall obtain the prior consent of CRI to the selection of employment of any other counsel to the Agent other than DWMV&F, which consent shall not be unreasonably withheld.

                          (b)     Each of the Borrowers hereby indemnifies and
agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of





CREDIT AGREEMENT                                                       Page 44
any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Borrowers shall not be required to indemnify the Banks and the Agent and such other persons, and the Banks and the Agent shall be liable to the Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by any Borrower which were caused by (A) the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or wilful misconduct of the Agent. It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or wilful misconduct of the Agent in connection with such payment. It is further acknowledged and agreed that a Borrower may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Agent is alleged to be liable and it shall be a precondition of the assertion of any liability of the Agent under this Section that such Borrower shall first have taken reasonable steps to enforce remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

                          (c)     In consideration of the execution and
delivery of this Agreement by each Bank and the extension of the Commitments, the Borrowers hereby indemnify, exonerate and hold the Agent, each Bank and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable





CREDIT AGREEMENT                                                       Page 45
attorneys' fees and disbursements (collectively, the "Indemnified
Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                                  (i)      any transaction financed or to be
financed in whole or in part, directly or indirectly, with the proceeds of any Advance;

                                  (ii)     the entering into and performance of
this Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of the Borrowers as the result of any determination by the Majority Banks not to fund any Advance in compliance with this Agreement);

                                  (iii)    any investigation, litigation or
proceeding related to any acquisition or proposed acquisition by the Borrowers or any of their Subsidiaries of any portion of the stock or assets of any Person, whether or not the Agent or such Bank is party thereto;

                                  (iv)     any investigation, litigation or
proceeding related to any environmental cleanup, audit, compliance or other matter relating to any release by the Borrowers or any of their Subsidiaries of any hazardous material or any violations of Environmental Laws; or

                                  (v)      the presence on or under, or the
escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrowers or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrowers or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Borrowers conducted subsequent to a foreclosure on such property by the Banks or by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Borrowers or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

                 10.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrowers may not, without the prior consent of the Majority Banks, assign their rights or obligations hereunder or under the Notes and the Banks shall not be obligated to make any Advance hereunder to any entity other than the Borrowers.





CREDIT AGREEMENT                                                       Page 46

                          (b)     Any Bank may sell a participation interest to
any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Bank's rights and benefits under this Agreement, the Notes and the Security Documents and to the extent of that participation, such participant or participants shall have the same rights and benefits against the Borrowers under Section 6.2(c) as it or they would have had if participation of such participant or participants were the Bank making the Advances to the Borrowers hereunder, provided, however, that (i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder. The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes, or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Borrowers hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

                          (c)     Each Bank may, with the prior consent of the
Borrowers and the Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes and the Security Documents held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000, and in integral multiples of $500,000 thereafter, or such lesser amount as the Borrowers and the Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Bank shall in no event be less than $1,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $1,000.
Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have





CREDIT AGREEMENT                                                       Page 47
been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                          (d)     By executing and delivering an Assignment and
Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.7 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance under the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                          (e)     The Agent shall maintain at its address
designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                          (f)     Upon its receipt of an Assignment and
Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment,





CREDIT AGREEMENT                                                       Page 48
the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit E hereto.

                          (g)     The Banks may, in connection with any
assignment or participation or proposed assignment or participation pursuant to this Section 10.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers provided that such proposed assignee or participant has agreed to hold such information confidential under the terms described in Section 10.19.

                          (h)     Additional lenders may also become Banks
hereunder, with the prior written consent of the Borrowers and the Agent, by executing an Assumption Agreement substantially in the form of Exhibit F hereto, provided that without the prior written consent of the Majority Banks, the aggregate Commitments of all Banks may not exceed $200,000,000. Any Bank, subject to the prior written approval of the Majority Banks, the Agent and the Borrowers and subject to being paid in full for all outstanding liabilities owing to such Bank, may be terminated as a Bank hereunder and upon such termination the Borrowers shall have the option to select a bank to replace such terminating bank and to assume the rights and obligations of such terminated Bank hereunder, provided that such replacement bank is acceptable to the Agent and executes an Assumption Agreement substantially in the form of Exhibit F hereto. Upon any Bank being added hereto or terminated, a new schedule will be distributed by the Agent to all Banks and the Borrowers showing the Commitment amount, the Term Loan amount and the Pro Rata Share of each Bank.

                 10.7 GOVERNING LAW. THIS AGREEMENT IS A CONTRACT MADE UNDER, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                 10.8 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.





CREDIT AGREEMENT                                                       Page 49

                 10.9 Construction of Certain Provisions. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with GAAP unless such principles are inconsistent with the express requirements of this Agreement. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

                 10.10 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Borrowers and the Banks, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrowers under this Agreement, the Notes or any Security Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under this Agreement, the Notes or any Security Documents in any other jurisdiction.

                 10.11 Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or any Security Documents, in no event shall the amount of interest paid or agreed to be paid by the Borrowers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any Security Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Banks shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding and other obligations of the Borrowers hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal has been paid in full. Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Banks would be contrary to provisions of law applicable to the Banks which limits the maximum rate of interest which may be charged or collected by the Banks.

                 10.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 10.13 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within





CREDIT AGREEMENT                                                       Page 50
the limitations of, another covenant shall not avoid the occurrence of an Event of Default or any event or condition which with notice or lapse of time, or both, could become such an Event of Default if such action is taken or such condition exists.

                 10.14 Consent to Jurisdiction. Notwithstanding the place where any liability originates or arises, or is to be repaid, any suit, action or proceeding arising out of or relating to this Agreement, any Security Documents, or the Notes may be instituted in any court of competent jurisdiction in the State of Michigan, the Borrowers and each Guarantor hereby irrevocably waives any objection which it may have or hereafter has to the laying of such venue of any such suit, action or proceeding and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and the Borrowers and each Guarantor hereby irrevocably submits its person and property to the jurisdiction of any such court in any such suit, action or proceedings. Nothing in this Section 10.14 shall affect the right of the Bank to bring proceedings against the Borrowers and each Guarantor or any of their property in the courts of any other court of competent jurisdiction.

                 10.15 JURY TRIAL WAIVER. THE AGENT, THE BANKS, EACH BORROWER AND EACH GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS, OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE NOTES OR THE SECURITY DOCUMENTS OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER THE AGENT, THE BANKS, ANY BORROWER NOR ANY GUARANTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE AGENT AND THE BANKS OR THE BORROWERS AND THE GUARANTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

                 10.16 Joint and Several Obligations; Contribution Rights; Savings Clause. (a) Notwithstanding anything to the contrary set forth herein or in any Note or in any other Loan Document, the obligations of the Borrowers hereunder and under the Notes and the other Loan Documents are joint and several.

                          (b)     If any Borrower makes a payment in respect of
the Bank Obligations it shall have the rights of contribution set forth below against the other Borrowers; provided that such Borrower shall not exercise its right of contribution until all the Bank Obligations shall have been finally paid in full in cash. If any Borrower makes a payment in





CREDIT AGREEMENT                                                       Page 51
respect of the Bank Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers an amount such that the net payments made by the Borrower in respect of the Bank Obligations shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. If any Borrower receives any payment that is greater in proportion to the amount of its Payment Shares than the payments received by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Borrowers an amount such that the payments received by the Borrowers shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Bank Obligations shall be finally paid in full in cash.

                 For purposes hereof, the "Payment Share" of each Borrower shall be the sum of (a) the aggregate proceeds of the Bank Obligations received by such Borrower plus (b) the product of (i) the aggregate Bank Obligations remaining unpaid on the date such Bank Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Bank Obligations attributed to all or such Borrowers pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Borrower's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of such Borrower), and the denominator of which is the aggregate net worth of all Borrowers on such effective date.

                          (c)     It is the intent of each Borrower, the Agent
and the Banks that each Borrower's maximum Bank Obligations shall be in, but not in excess of:

                                  (i)      in a case or proceeding commenced by
or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                                  (ii)     in a case or proceeding commenced by
or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or





CREDIT AGREEMENT                                                       Page 52
fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code;

                                  (iii)    in a case or proceeding commenced by
or against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

                          (d)     The Borrowers acknowledge and agree that they
have requested that the Banks make credit available to the Borrowers with each Borrower expecting to derive benefit, directly and indirectly, from the Advances and other credit extended by the Banks to the Borrowers.

                 10.17 Consents to Renewals, Modifications and Other Actions and Events. This Agreement and all of the obligations of the Borrowers hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (a) any amendment, assignment, transfer, modification of or addition or supplement to the Bank Obligations, this Agreement, any Note or any other Loan Document; (b) any extension, indulgence, increase in the Bank Obligations or other action or inaction in respect of any of the Loan Documents or otherwise with respect to the Bank Obligations, or any acceptance of security for, or guaranties of, any of the Bank Obligations or Loan Documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage or of realizing upon any guaranties or upon any security interest in any such security; (c) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Loan Documents; (d) any waiver by the Banks or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Loan Documents, any guaranties or otherwise with respect to the Bank Obligations; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement or any of the other Loan Documents; (f) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition by any Borrower or any other holder of any shares of capital stock of any Borrower; (g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower; (h) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Bank Obligations or contained in any of the Loan Documents by operation of law; or (i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder,





CREDIT AGREEMENT                                                       Page 53
including without limitation any act or omission by the Agent, or the Bank or any other any person which increases the scope of such Borrower's risk; and in each case described in this paragraph whether or not any Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Borrower. Each Borrower warrants to the Agent and the Banks that it has adequate means to obtain from each other Borrower on a continuing basis information concerning the financial condition and other matters with respect to the Borrowers and that it is not relying on the Agent or the Banks to provide such information either now or in the future.

                 10.18    Waivers, Etc.  Each Borrower unconditionally waives:
(a) notice of any of the matters referred to in Section 10.17 above; (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of the Agent or the Banks including, without limitation, presentment to and demand of payment or performance from the other Borrowers and protect for non-payment or dishonor; (c) any right to the exercise by the Agent or the Banks of any right, remedy, power or privilege in connection with any of the Loan Documents; (d) any requirement that the Agent or the Banks in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Borrower before demanding payment under or seeking to enforce this Agreement against any other Borrower; (f) any right to notice of the disposition of any security which the Agent or the Banks may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (g) all errors and omissions in connection with the Agent's or any Bank's administration of any of the Bank Obligations, any of the Loan Documents, or any other act or omission of the Agent or any Bank which changes the scope of the Borrower's risk, except as a result of the gross negligence or willful misconduct of the Agent or any Bank. The obligations of each Borrower hereunder shall be complete and binding forthwith upon the execution of this Agreement and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

                 10.19 Confidentiality. The Banks and the Agent shall hold all confidential information obtained pursuant to the requirements of this Agreement which has been identified as such by any Borrower or any Guarantor in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process. Without limiting the foregoing, it is expressly understood that such confidential information shall not include information which, at the time of disclosure is in the public domain or, which after disclosure, becomes part of the public domain or information which is obtained by any Bank or the Agent had obtained prior to the time of disclosure and identification by any Borrowers or any Guarantor under this Section, or information received by any Bank or the Agent from a third party. Nothing in this





CREDIT AGREEMENT                                                       Page 54

Section or otherwise shall prohibit any Bank or the Agent from disclosing any confidential information to the other Banks or the Agent or render any of them liable in connection with any such disclosure.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of this 31st day of July, 1995, which shall be the Effective Date of this Agreement.

Address for Notices:

                                           COMSTOCK RESOURCES, INC.


5005 LBJ Freeway, Suite 1000               By: /s/ M. JAY ALLISON
Dallas, Texas  75244                           M. Jay Allison, its president and chief
Attention: M. Jay Allison                         executive officer

Telephone:  (214) 701-2000
Telecopy:   (214) 701-2111


Address for Notices:
                                           COMSTOCK OIL & GAS, INC.


5005 LBJ Freeway, Suite 1000               By: /s/ M. JAY ALLISON
Dallas, Texas  75244                           M. Jay Allison, its president and chief
Attention: M. Jay Allison                         executive officer

Telephone:  (214) 701-2000
Telecopy:   (214) 701-2111





CREDIT AGREEMENT                                                       Page 55

Address for Notices:
                                           COMSTOCK OIL & GAS - LOUISIANA, INC.


5005 LBJ Freeway, Suite 1000               By: /s/ M. JAY ALLISON
Dallas, Texas  75244                           M. Jay Allison, its president and chief
Attention: M. Jay Allison                         executive officer

Telephone:  (214) 701-2000
Telecopy:   (214) 701-2111

                                           COMSTOCK OFFSHORE ENERGY, INC.


5005 LBJ Freeway, Suite 1000               By: /s/ M. JAY ALLISON
Dallas, Texas  75244                           M. Jay Allison, its president and chief
Attention: M. Jay Allison                         executive officer

Telephone:  (214) 701-2000
Telecopy:   (214) 701-2111

611 Woodward Avenue                        NBD BANK, individually
Energy Division                            as a Bank and as Agent
Detroit, Michigan  48226
Attention: Energy Division                 By: /s/ RUSSELL H. LIEBETRAU, JR.
Telephone No: (313) 225-1557
Facsimile No: (313) 225-2649                   Its: Second Vice President
Revolving Credit
  Commitment Amount:  $50,000,000
Term Loan Amount:  $5,000,000
Pro Rata Share: 50%


1717 Main Street                           BANK ONE, TEXAS, NA
Dallas, Texas 75201
Attention: Mark Cranmer                    By: /s/ MARK CRANMER
Telephone No: (214) 290-2212
Facsimile No: (214) 290-2627                   Its: Assistant Vice President
Revolving Credit
  Commitment Amount:  $50,000,000
Term Loan Amount:  $5,000,000
Pro Rata Share: 50%





CREDIT AGREEMENT                                                       Page 56

                          CONSENT AND ACKNOWLEDGEMENT

                 Each of the undersigned Guarantors is hereby executing this Agreement for the purpose of agreeing to all of the terms and provisions hereof applicable to it, and making the representations and warranties applicable to it.

                 IN WITNESS WHEREOF, the undersigned Guarantors have caused this Agreement to be duly executed and delivered as of this 31st day of July, 1995.



                               COMSTOCK MANAGEMENT CORPORATION


                               By: /s/ M. JAY ALLISON
                                   M. Jay Allison, its president and chief
                                        executive officer



                               COMSTOCK NATURAL GAS, INC.


                               By: /s/ ROLAND O. BURNS
                                   Roland O. Burns, its senior vice-
                                   president and chief financial officer






CREDIT AGREEMENT                                                        Page 57